WEJO GROUP LIMITED 2021 EQUITY INCENTIVE PLAN FRENCH RSU SUB PLAN Section 1. Scope and Purpose This French RSU sub plan (the “French RSU Sub Plan”) is established pursuant to and in accordance with the Wejo Group Limited 2021 Equity Incentive Plan (the “Plan”) as a subplan referred to in Article 14.20 of the Plan. The purpose of the French RSU Sub Plan is to ensure that the French Restricted Share Units (as defined below) comply with the relevant provisions of Articles L. 225-197-1 to L. 225- 197-5 of the French Commercial Code, French labor law and Article 80 quaterdecies of the French tax code and tax administrative guidelines published by the French tax authorities (in particular, BOI-RSA-ES-20-20-10-10-20160613 and BOI-RSA-ES-20-20-10-20-20170724) (“French Law”). The French RSU Sub Plan is applicable to Restricted Share Units granted to employees and certain corporate officers of the Company’s French direct or indirect subsidiaries (as defined below). The French RSU Sub Plan shall also apply to employees and corporate officers of the Company and of its non-French direct or indirect subsidiaries that have been granted Restricted Share Units under the Plan if and when they become subject to French income tax. Solely for purposes of this French RSU Sub Plan, (i) any provision of the Plan or of the French RSU Sub Plan in contradiction with French Law shall be void and automatically replaced by the applicable provisions under French law and (ii) the provisions of this French RSU Sub Plan shall take precedence over conflicting provisions of the Plan. Section 2. Definitions Capitalized terms used herein shall have the meanings set forth in this Section 2. Any reference to any law shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such law, regulations, or guidance. Except as noted below, all capitalized terms not defined herein have the same meaning as such terms in the Plan. (a) “Closed Period” means any of the following periods if the Common Share is listed on NYSE or NASDAQ or on any other similar regulated stock exchange as defined by French administrative guidelines BOI-RSA-ES-20-10-10-20140812, n°180 to 210: (A) ten (10) trading days preceding and three (3) trading days following the disclosure to the public of the consolidated financial statements of the Company; or (B) the period as from the date the management of the Company (including the Board members) are aware of information which

2 could, in the case it would be disclosed to the public, significantly impact the market price of the Shares, until ten (10) trading days after the date such information is disclosed to the public; (b) “Conservation Period” means the period during which, as the case may be, Common Shares received as a settlement of French Restricted Share Units cannot be disposed of in accordance with Article L. 225-197-1 of the French Commercial Code. (c) “Corporate Officers” means the president of the board of directors (président du conseil d’administration), the chief executive officer (directeur général), deputy chief executive officers (directeurs généraux délégués), members of the executive management board (membres du directoire) and the manager (gérant) of a corporation as set forth in Article L. 225-197-1 of the French Commercial Code, in each case, of the French Subsidiaries; (d) “Employee” shall mean individuals having an employment contract with a French Subsidiary. (e) “French Effective Date” shall have the meaning ascribed to it in Section 14 below; (f) “French Eligible Participant” shall have the meaning ascribed to it in Section 3 below; (g) “Fair Market Value” means: a) If the Common Share is listed on NYSE or NASDAQ or on any other similar regulated stock exchange: the closing price of such Common Share on the principal exchange on which such Common Share is then trading or, if no sales of Common Share were made on such exchange on that date, the closing price of such Common Share for the next preceding day on which sales of Common Share were made on the exchange; (b) If the Common Share is not listed on NYSE or NASDAQ or on any other similar regulated stock exchange: the exercise price shall be determined in good faith by the Committee in accordance with the objective methods applicable to the valuation of shares. (h) “French Law” shall have the meaning ascribed to it in Section 1 above; (i) “French Restricted Share Unit” shall have the meaning ascribed to it in Section 4 below; (j) “French Participant” means a French Eligible Participant who has been granted French Restricted Share Units in accordance with the French RSU Sub Plan; (k) “French RSU Sub Plan” shall have the meaning ascribed to it in Section 1 above; (l) “French Subsidiaries” means Subsidiaries of the Company that are organized under the laws of France and the share capital of which is at least 10% held by the Company (directly or indirectly) at the Date of Grant.

3 (m) “Restricted Period” means the period of time determined by the Committee during which a Restricted Share Unit is subject to vesting restrictions under Article 9.2 of the Plan, which shall comply with Article L. 225-197-1 of the French Commercial code and which shall not, in any case, be less than one year. Section 3. French Eligible Participants The beneficiaries of French Restricted Share Units (as defined below) (the “French Eligible Participants”) shall only be the French Subsidiaries’ Employees and Corporate Officers who do not hold individually more than 10% of the share capital of the Company at the Date of Grant. The French Subsidiaries’ Corporate Officers can only receive French Restricted Share Units if French Restricted Share Units or Awards qualifying as stock options under L. 225-177 to L. 225-186-1 of the French Commercial Code have been awarded to at least 90% of the French Subsidiaries’ Employees, or if a profit sharing agreement is in force at the level of the French Subsidiaries to the benefit of at least 90% of the French Subsidiaries’ Employees. In particular, if at the Date of Grant the Common Share is not listed on NYSE or NASDAQ or on any other similar regulated stock exchange, the Corporate Officers of the French Subsidiaries shall not be granted French Restricted Share Units. Section 4. French Restricted Share Units This French RSU Sub-Plan is applicable only to Restricted Share Units granted to Eligible French Participants (the “French Restricted Share Units”). In particular, French Eligible Participants shall not receive under this French RSU Sub- Plan Share Options, Incentive Share Options, Restricted Share Awards, Share Appreciation Rights or Share Based Awards. The total number of Common Share with respect to which the French Restricted Share Units may be granted under the French RSU Sub Plan shall not exceed 10% of the share capital of the Company at the time the French Restricted Share Units are granted. Section 5. Date of Grant The Date of Grant of the French Restricted Share Units shall not occur during a Closed Period. Section 6. Restricted Period In accordance with Section L. 225-197-1 of the French Commercial code French Restricted Shares Units are subject to a Restricted Period, which is determined by the Committee and shall not be less than one year as from the Date of Grant. No Common Shares shall be issued at the Date of Grant and until the expiration of the Restricted Period. The French Participant shall not have the rights and privileges of a shareholder as to French Restricted Share Units, including the right to vote or to receive dividends, until Common Shares are issued to the French

4 Participant at the expiration of the Restricted Period in a settlement of such French Restricted Share Units. The French Participant may not transfer any of the rights accrued as a result of the Restricted Share Units during the Restricted Period. Upon a French Participant’s death during the Restricted Period, the estate or other beneficiary of such deceased French Participant may, within six (6) months from the date of the death, request the settlement of the Restricted Share Units in Common Shares and shall be entitled to receive such Common Shares as soon as practicable following the receipt of such request by the Company; such Common Shares shall be subject to all the terms and conditions of the Plan, the French RSU Sub Plan and Award Agreement provided that it shall not be subject to any Conservation Period. The Company shall have the obligation to inform the estate or other beneficiary of the deceased French Participant of the possibility that is given to them to request the early settlement of the Restricted Share Units within two (2) months after the death of the French Participant. Failure to send to the Company the early allocation request under the conditions of this paragraph shall result in the estate or other beneficiary of the deceased French Participant losing all rights to the settlement of the Restricted Share Units, such Restricted Share Units becoming null and void, and the Company shall be discharged from any commitment or obligation towards them with respect to the Restricted Share Units. Section 7. Settlement of the French Restricted Share Units Upon the expiration date of the Restricted Period (the “Settlement Date”), with respect to any outstanding French Restricted Share Units, the Company shall deliver to the French Participant, or his or her beneficiary, without charge, one Common Share for each such outstanding French Restricted Share Unit which has not then been forfeited and with respect to which the French Restricted Period has expired and any other such vesting criteria are attained. Notwithstanding with Article 9.3 (“Payment of Restricted Share Units”) of the Plan, the settlement of a French Restricted Share Unit shall only be made in Common Shares of the Company, and not in cash. Section 8. Conservation Period Articles 14.3 of the Plan (“No Assignment or Transfer; Beneficiaries”) shall not be applicable to French Restricted Share Units. In compliance with Section L. 225-197-1 of the French Commercial Code, a French Participant who has received Common Shares in settlement of French Restricted Share Units shall, as the case may be, keep the ownership of such Common Shares and shall therefore not dispose of such Common Shares in any way whatsoever prior to the expiry of the Conservation Period, the duration of which shall be such that the combination of the Restricted Period and, as the case may be, of the Conservation Period shall be of at least two years; provided however that in the event of death of a French Participant during the Conservation Period, the Common Shares received in settlement of Restricted Share Units shall be freely transferrable in accordance with Section L. 225-197-1 of the French Commercial Code. Additionally, the exchange of shares

5 against shares of another entity resulting from a merger, a spin-off, a share split or a reverse share split completed in accordance with applicable law shall not be deemed a breach of the Conservation Period. Nonetheless, the Common Shares received in exchange shall then remain non-transferable until the expiry of the aforementioned Conservation Period, as the case may be. Section 9. Dividend Equivalent Rights Article 9.4 of the Plan (“Dividend Equivalent Rights”) shall not be applicable to French Restricted Share Units. French Participants shall not receive any dividends or dividend equivalent rights with respect to the French Restricted Share Units during the Restricted Period. Section 10. Forfeiture Article 12 of the Plan shall apply to French Restricted Share Units only to the extent the forfeiture provided for in such Article is not considered as a monetary sanction prohibited by Article L. 1331-2 of the French Labor Code. Section 11. Adjustment Notwithstanding the provisions of Article 4.5 (“Adjustment”) of the Plan, the number of Common Shares that may be issued under French Restricted Share Units granted to French Eligible Participants shall not be modified once the French Restricted Share Units have been granted, except in cases which are authorized or compulsory under French Law. The number of Common Shares that may be delivered to French Participants in settlement of French Restricted Share Units shall only be adjusted upon the occurrence of the events provided for under Article L. 225-181 of the French Commercial Code. Any such adjustments shall be made in compliance with Sections L. 225-181, L. 228-99, and R. 225-137 to R. 225-143 of the French Commercial Code and with the guidelines published by the French Tax Authorities under BOI-RSA-ES-20-20-10-20 (n°180 and 190). Section 12. Availability of Shares The Company shall, no later than the day before the Settlement Date, hold a number of treasury Common Shares in excess of the number of French Restricted Share Units giving right to existing Common Shares of the Company. Section 13. Reporting Requirements The French Subsidiaries of the Company shall comply with the reporting requirements set forth by Article 38 septdecies of Annex III of the French Tax Code. In particular, before March 1st of the year following the Settlement Date, the relevant French Subsidiary shall send (or cause to be sent) to the French Participant an individual report providing for, in particular, the Date of Grant, the Settlement Date, the number of Shares delivered to the French Participant in settlement of the French Restricted Share Units and the Common Shares’ Fair Market Value on the Settlement Date.

6 Section 14. Effective Date – Duration of the French RSU Sub Plan The French RSU Sub Plan shall be effective as of March 25, 2022, the Board approval date of the French RSU Sub Plan (the “French Effective Date”). The expiration date of the French RSU Sub Plan shall be the sooner of (i) the expiration date of the Plan and (ii) the sixth anniversary of the French Effective Date if the Common Share is not listed on NYSE or NASDAQ or on any other similar regulated stock exchange. No French Restricted Share Unit shall be granted under the French RSU Sub Plan thereafter. Section 15. Administration of the French RSU Sub Plan - Amendments Articles 3.2 and 15.2 of the Plan shall authorize the Committee to modify the key terms and conditions of the French Restricted Share Units after the Date of Grant, it being specified that the Committee shall have the sole and plenary authority after the Date of Grant to establish, amend, suspend, or waive any rules and regulations in accordance with French Law and appoint delegates as the Committee shall deem appropriate for the proper administration of the Plan. Any amendment of this French RSU Sub Plan made according to Articles 3.2 and 15.2 of the Plan shall be made in accordance with French Law. Section 16. Award Agreement The Award Agreement described in Article 5.3 (“Award Agreements”) of the Plan shall in particular indicate (i) the number of French Restricted Share Units granted and (ii) the Date of Grant. Section 17. Governing Law This French RSU Sub Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware.